[Thermo Electron Letterhead]


                                          June 15, 1999


Kristine Stotz Langdon
225 Common Street
Dedham, Massachusetts 02026

Dear Kristine:

      This letter confirms our agreement regarding your resignation as an officer and director of Thermo Vision Corporation (the "Company") and any of its subsidiaries or affiliates and your continuing employment as a non-officer employee of the Company, or another business unit of Thermo Electron Corporation ("Thermo Electron") as reasonably designated by Thermo Electron in Waltham or Franklin, Massachusetts.

      1. Resignation: You hereby resign effective as of June 15, 1999 (the "Resignation Date") all of your positions as an officer and director of the Company and all of its subsidiaries and affiliates.

      2.    Continuation of Employment:

                   (a) Although you are resigning as an officer and director, your employment with the Company in a non-executive position will continue until Friday, November 26, 1999 (the "Employment Termination Date"). During the period from the Resignation Date through the Employment Termination Date (the "Interim Period"), the Company shall pay to you, at such times and at such intervals as the Company pays its employees in general, your current base salary at a rate of $139,000 per annum. You will not be entitled to earn a bonus for the Interim Period or any portion thereof.

            (b) During the Interim Period, you shall be entitled to participate in the benefit programs that the Company establishes and makes available from time to time to its non-executive employees to the extent that your position, tenure, salary, age, health and other qualifications make you eligible to participate.

            (c) During the Interim Period, you may continue to use your current leased vehicle and the Company shall continue to pay all associated lease payments and automobile insurance during this period. You agree to return the leased vehicle to the Company on the Employment Termination Date.

Kristine Stotz Langdon
June 15, 1999
Page 2

            (d) The Company retains the right to terminate your employment prior to the Employment Termination Date for Cause, immediately upon notice to you. "Cause" shall mean your (a) conviction of or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving material fraud or dishonesty, (b) material fraud or dishonesty in the course of your continuing employment by the Company, (c) gross misconduct that is materially injurious to the Company or any of its subsidiaries or affiliates, or (d) gross neglect of your material duties and responsibilities as an employee of Thermo Electron or the Company. In the event you are terminated for Cause, the Company shall pay to you the compensation and benefits that would have otherwise been payable to you through the last day of your actual employment as well as the amounts specified in paragraphs 3, 4, 5, and 6 of this Agreement.

      3. Severance Pay: On November 26, 1999, the Company will pay you a lump sum severance payment of $139,000, representing one year's base salary.

      4. Accrued Vacation: You will be paid for any of your accrued but unused vacation as of the Employment Termination Date. You will cease to earn vacation or other paid time off as of the Resignation Date.

      5. Outplacement Services: The Company will reimburse you for expenses actually incurred by you in connection with outplacement services up to an aggregate amount of $15,000.

      6. 1999 Bonus: On November 26, 1999, you will be paid a bonus of $22,500, representing one-half of the 1999 calendar year reference bonus.

      7. Full Payment: You agree that all payments to be provided to you under paragraphs 2, 3, 4, 5, and 6 of this Agreement are in complete satisfaction of any and all compensation due to you from the Company through the Employment Termination Date.

      8. Reference: Attached hereto is a letter of reference from Dr. George Hatsopoulos. This letter will be provided upon your request in response to inquiries by prospective employers concerning you, your employment or your departure from the Company. Such letter shall be provided in lieu of any oral or written comments by any officer or director of the Company or Thermo Electron in response to such inquiries. Instructions to this effect will be displayed in your personnel record. You will direct that all requests for information and responses to be sent to Thermo Electron's Director of Human Resources.

      9. Voice Mail: For the period from the Employment Termination Date through March 31, 2000, your secretary or another secretary's voice on your voice mail will state "Kristine Langdon left the company on November 26, 1999. She may be reached at 781-329-6166 (or such other number designated by you)."

Kristine Stotz Langdon
June 15, 1999
Page 3


      10. Employee Benefit Programs: Your participation in all applicable employee benefit programs of the Company shall cease as of the Employment Termination Date in accordance with the terms of those programs. Beginning November 27, 1999 through May 26, 2001, medical and dental coverages will continue under COBRA. The Company will pay the entire monthly premium cost associated with such coverage through May 26, 2001; provided, however, the
Company's obligation to provide such coverage under COBRA, including its obligation to pay the monthly premium costs associated therewith, shall cease in the event of your acceptance of a position with an employer who offers you health care insurance. You will also have the option, at your sole expense, of converting your basic (not supplemental) life insurance coverage to an individual plan through Prudential. If interested, please let us know within fifteen (15) days of the Employment Termination Date and conversion information will be furnished to you. A conversion option is not available for short or long term disability coverage.

      11. Money Match Plus Plan: Your active participation in the Money Match Plus Plan shall end on the Employment Termination Date. Information will be provided to you regarding various election options available to you regarding your account. Subject to compliance with all applicable legal requirements, the Company agrees to cooperate with you and your advisors in the transfer of your Money Match Plus Plan account balance to another plan or account designated by you.

      12. Stock Options: During the Interim Period, you will be entitled to retain your current stock options in the Company and any of its subsidiaries or affiliates, all of which shall continue to operate in accordance with their respective terms. As of the Employment Termination Date, such options shall cease vesting and no further lapsing of repurchase rights shall occur. Subsequently, if you do not exercise your vested options within ninety (90) days of your Employment Termination Date, your options will expire and be canceled, and you will have no further rights with respect to your options.

      13. Taxes: All payments by the Company under this Agreement will be reduced by all taxes and other amounts that the Company is required to withhold under applicable law and all other deductions authorized by you.

      14. Company Property: On or before the Employment Termination Date, you will return to the Company any and all documents, materials and information related to the Company, or its subsidiaries, affiliates or businesses, and all other property of the Company, including, without limitation, credit cards, the leased company car, files, telephones, and personal computers in your possession or control. Further, you agree that after the Employment Termination Date you will not for any purpose attempt to access or use any computer or computer network or system, including without limitation any electronic mail system, of the Company or any of its subsidiaries or affiliates.

Kristine Stotz Langdon
June 15, 1999
Page 4


      15. Release: In exchange for the consideration described in paragraphs 3 and 6 hereof, you hereby release and discharge the Company, Thermo Electron and their respective subsidiaries and affiliates, and each of their respective current, former or future officers, directors, employees, shareholders, employee benefit plans and plan administrators, agents, representatives and legal predecessors and successors (the "Releasees") from all claims, liabilities and causes of action, whether known or unknown, which you have, may have, or claim to have against any of them as of the date hereof, including, without limitation those based upon or arising out of your employment with the Company, Thermo Electron or any of their respective subsidiaries or affiliates, the termination of your employment and other relationships with the Company, Thermo Electron and any of their subsidiaries or affiliates, your service as an officer or director of the Company, Thermo Electron or any of their subsidiaries or affiliates, or any of the Company's or Thermo Electron's policies, procedures or requirements; provided, however, nothing in this Agreement is intended to, or shall have the effect of terminating your rights to indemnification, if any, from the Company pursuant to applicable law (including but not limited to Delaware corporate law),  the  Certificate of  Incorporation  of the Company,  the  Indemnification
Agreement between you and the Company dated November 14, 1997 (the "Indemnification Agreement"), or any insurance coverage available to you pursuant to policies covering Thermo Electron and its subsidiaries and affiliates, including the Company. You agree not to assert or file, or participate in, encourage or instigate, any claim or lawsuit against the Company, Thermo Electron or any of their subsidiaries or affiliates or any of the other Releasees, including, but not limited to any claims arising from tort or breach of contract, wrongful termination, fraudulent inducement of employment or age, sex, race, disability or other discrimination under the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1991, the Americans with Disabilities Act, ERISA, or any other federal, state or local laws prohibiting discrimination or under any other federal, state or local employment laws, each as amended and in effect from time to time. You warrant that you have not filed or participated in any lawsuits, complaints, claims, proceedings or charges against the Company, Thermo Electron or any of their subsidiaries or affiliates or any of the other Releasees with any local, state or federal court or agency.

      YOU  UNDERSTAND  AND  ACKNOWLEDGE  THAT YOU HAVE BEEN  ADVISED TO SEEK THE
ADVICE OF AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND RELEASE AND TO THE EXTENT DESCRIBED HEREIN YOU ARE GIVING UP ANY LEGAL CLAIMS YOU HAVE AGAINST COMPANY, THERMO ELECTRON AND THEIR SUBSIDIARIES AND AFFILIATES AND EACH OF THEIR RESPECTIVE CURRENT, FORMER OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, LEGAL PREDECESSORS AND SUCCESSORS BY SIGNING THIS AGREEMENT AND RELEASE. YOU FURTHER UNDERSTAND THAT YOU MAY HAVE 21 DAYS TO CONSIDER THIS AGREEMENT AND RELEASE, THAT YOU MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER YOU SIGN IT, AND THAT IT WILL NOT BECOME EFFECTIVE UNTIL THE 7-DAY REVOCATION PERIOD HAS PASSED WITHOUT REVOCATION. YOU ACKNOWLEDGE THAT YOU FULLY UNDERSTAND YOUR RIGHT TO TAKE 21 DAYS TO CONSIDER SIGNING THIS AGREEMENT AND

Kristine Stotz Langdon
June 15, 1999
Page 5


RELEASE AND, AFTER HAVING SUFFICIENT TIME TO CONSIDER YOUR OPTIONS, YOU HEREBY WAIVE YOUR RIGHT TO TAKE THE FULL 21-DAY PERIOD. YOU ACKNOWLEDGE THAT YOU ARE SIGNING THIS AGREEMENT AND RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN
EXCHANGE  FOR  THE  CONSIDERATION  DESCRIBED  IN  PARAGRAPHS  3  AND  6 OF  THIS
AGREEMENT.

      16. Restriction on Purchase or Sale of Common Stock: You understand and acknowledge that you will continue to be a "Reporting Person," for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and you will remain subject to insider trading regulations under the federal securities laws for a period of six months following the Resignation Date and that during that period you are required to preclear transactions in the Company and its affiliates' securities with the Company's Stock Transaction Coordinator, Ms. Pauline I. Northern. You are also urged to contact the Corporate Secretary of the Company, Ms. Sandra L. Lambert, should you have any questions regarding compliance with the insider trading regulations under the federal securities laws.

      17. No Hiring. For the period beginning on the Resignation Date and ending on November 26, 2000, you hereby agree you shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, solicit or attempt to induce any employee of the Company or Thermo Optek Corporation ("Optek"), or any of their respective subsidiaries or affiliates (other than clerical or administrative personnel) to terminate his or her employment with such entity, or attempt to induce any customer or supplier of the Company, Thermo Electron or Optek or any of their respective subsidiaries or affiliates to terminate its relationship with such entity.

      18. Non-Disparagement: You agree that you will continue to support and promote the interests of the Company, Thermo Electron and their respective subsidiaries and affiliates and that you will not disparage the Company, Thermo Electron or their respective subsidiaries or affiliates, or any of the people or organizations connected with them, or do or say anything that harms their interests or reputation. The Company agrees that it will cause the officers of Thermo Electron, Optek, and the Company not to disparage you or otherwise do or say anything that harms your reputation and that the Company shall be solely responsible for any breach of the provisions contained in this paragraph 18 by any such officers. Nothing in this paragraph 18 shall prevent the parties from
(i) complying with compulsory legal process or otherwise making disclosure in connection with litigation or administrative proceedings, (ii) making such disclosures as are necessary to obtain legal advice, (iii) making disclosures as are required by federal, state or local regulatory authorities, and (iv) making disclosures which by law are required or cannot be prohibited.

Kristine Stotz Langdon
June 15, 1999
Page 6


      19. Cooperation: You agree to reasonably cooperate with Thermo Electron and the Company with respect to all matters arising during or related to your employment, including but not limited to cooperation in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement.

      20. Waiver of Jury Trial: Each of the parties hereby expressly, knowingly, and voluntarily waives all benefit and advantage and any right to a trial by jury, and each agrees that she or it will not at any time insist upon, or plead or in any manner whatsoever claim a trial by jury in any action arising in connection with this Agreement.

      21. Entire Agreement: This Agreement contains the entire agreement between you, the Company, Thermo Electron and their respective subsidiaries and affiliates and replaces all prior and contemporaneous agreements, communications and understandings, whether written or oral, with respect to your employment, resignation, and termination of your employment and all related matters. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law provisions.

      22. Severability: If one or more provisions of this Agreement are held to be invalid or unenforceable under applicable law by any court of competent jurisdiction, such provision or provisions shall be excluded from this Agreement and replaced with a provision which is enforceable and comes closest to the intent of the parties underlying the unenforceable provision or provisions. In such event, all remaining provisions of this Agreement shall remain in full force and effect. Any provisions held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      23. Relief: In the event of breach of the provisions of this Agreement by any party, in addition to any other rights that the other parties may have under law or in equity, each party shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy.

      24. Successors and Assigns: No party hereto may assign any of its rights under this Agreement without the prior written consent of the other party. This Agreement is binding on each of the parties' permitted assigns, successors, heirs, administrators and executors.

      25. Company Information and Invention Agreement. You agree to execute and comply with the terms of the Company Information and Invention Agreement, a copy of which is attached hereto. Such agreement supercedes any prior agreement covering the same subject matter that you may have signed with the Company or any of its affiliates or subsidiaries.

      26. Voluntary Agreement: In signing this Agreement, you give the Company assurance that you have signed it voluntarily and with a full understanding of its terms and that you have had sufficient opportunity to consider this Agreement and to consult with anyone of your choosing before signing it.

Kristine Stotz Langdon
June 15, 1999
Page 7


      If the terms of this Agreement are acceptable to you, please sign and return it to the undersigned. At the time you sign and return this Agreement, it will take effect as a legally-binding agreement between you and the Company on the basis set forth above.

                                        THERMO VISION CORPORATION


                                        By:    /s/ Earl R. Lewis
                                             --------------------------------
                                        Name:  Earl R. Lewis
                                        Title: Chairman of the Board


                                        THERMO ELECTRON CORPORATION


                                        By:    /s/ Anne Pol
                                             --------------------------------
                                        Name:  Anne Pol
                                        Title: Senior Vice President

Accepted and Agreed to:


/s/ Kristine Stotz Langdon
--------------------------
    Kristine Stotz Langdon